Exhibit 4.3

[FACE OF CERTIFICATE]

SB

SERIES B COMMON

PAR VALUE $.01 EACH

THE SHARES REPRESENTED HEREBY ARE SUBJECT TO (i) RESTRICTIONS ON TRANSFER AND THE REGISTRATION OF TRANSFER, AND (ii) MANDATORY CONVERSION UPON THE OCCURRENCE OF CERTAIN EVENTS—SEE REVERSE SIDE.

SERIES B COMMON

PAR VALUE $.01 EACH

A. H. BELO CORPORATION

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SEE REVERSE SIDE FOR RIGHTS PLAN CERTIFICATION

SEE REVERSE FOR CERTAIN DEFINITIONS AND RESTRICTIONS

CUSIP 001282 20 1

This Certifies that

is the owner of

FULLY PAID AND NONASSESSABLE SHARES OF SERIES B COMMON STOCK OF

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued under and shall be subject to all of the provisions of the Certificate of Incorporation and Bylaws of the Corporation and any amendments thereto, copies of which are on file with the Corporation and the Transfer Agent, to all of which the holder, by acceptance hereof, assents.

This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

[SIGNATURE]

SECRETARY

[SEAL]

[SIGNATURE]

CHAIRMAN OF THE BOARD

SEE REVERSE SIDE FOR RESTRICTIONS ON THE RIGHTS, PRIVILEGES, AND PREFERENCES OF THESE SHARES AND HOLDERS THEREOF.

COUNTERSIGNED AND REGISTERED:

MELLON INVESTOR SERVICES LLC

TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

[REVERSE OF CERTIFICATE]

A. H. BELO CORPORATION

The Corporation is authorized to issue three series of Common Stock (Series A, Series B, and Series C) and more than one series of preferred stock. Upon written request of the recordholder of this certificate to the Corporation at its principal place of business or registered office, a full statement of the powers, designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights will be furnished without charge.

The holders of Series B Stock are entitled to ten (10) votes per share, voting as a single class with the holders of all outstanding shares of Series A Stock and outstanding shares, if any, of Series C Stock. Shares of Series B Stock are subject to significant restrictions on transfer and registration of transfer and to mandatory conversion upon the occurrence of certain events. In general, Series B Stock can be transferred only to “Permitted Transferees” (as defined in Article Four of the Corporation’s Certificate of Incorporation).

As a condition to transfer of Series B Stock, the Corporation requires affidavits or other proof acceptable to the Corporation at its Transfer Agent that the transferee is a Permitted Transferee. Series B Stock presented for transfer shall be presumed to be presented for conversion and delivery of Series A Stock to a person who is not a Permitted Transferee unless accompanied by such evidence to the contrary when delivered to the Corporation or its Transfer Agent.

Shares of Series B Stock are freely convertible into shares of Series A Stock. The holder of such shares may exercise the conversion privilege at any time by surrendering the certificate(s) representing Series B Stock to the Corporation or its Transfer Agent and

completing and signing the written notice of election to convert such shares into Series A Stock set forth at the bottom of this certificate.

All statements herein are qualified in their entirety by reference to the provisions of Article Four of the Corporation’s Certificate of Incorporation, which is incorporated herein by this reference.

Abbreviations

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-as tenants in common
TEN ENT	-as tenants by the entireties
JT TEN	-as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT- Custodian

(Cust) (Minor)

under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

For Value received,                hereby sell, assign, and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPE NAME AND ADDRESS OF ASSIGNEE, INCLUDING ZIP CODE

Shares of the Common Stock represented by the within certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer such stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated

Signature(s) Guaranteed:

The Signature(s) must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

Signature(s)

Notice: the signature(s) to this assignment must correspond with the name(s) as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever.

UNLESS THE FOLLOWING CERTIFICATE OF PERMITTED TRANSFEREE IS COMPLETED AT TIME OF REQUEST FOR TRANSFER, SHARES OF SERIES A STOCK (RATHER THAN SERIES B STOCK) WILL BE ISSUED AUTOMATICALLY ON A SHARE-FOR-SHARE BASIS UPON TRANSFER PURSUANT TO THE FOREGOING ASSIGNMENT CERTIFICATE OF PERMITTED TRANSFEREE

The undersigned hereby certifies that the undersigned, the assignee of shares of Series B Stock represented by the within certificate, is

(State relationship to assignor)

of the assignor and as such is a Permitted Transferee (as defined in Article Four of the Corporation’s Certificate of Incorporation). The undersigned hereby requests that such shares of Series B Stock be transferred to and registered in the name of the undersigned. The undersigned hereby acknowledges that such shares of Series B Stock may not be transferred into “street” or nominee name or to any person who is not a Permitted Transferee and that any such shares subsequently transferred to “street” or nominee name or to a person who is not such a Permitted Transferee will be deemed to have been converted automatically into shares of Series A Stock in accordance with Article Four of the Corporation’s Certificate of Incorporation.

Address	Print Name

City, State, Zip Code	Signature

Dated:

NOTICE OF ELECTION TO CONVERT SHARES OF SERIES B STOCK INTO SHARES OF SERIES A STOCK

The undersigned hereby converts                shares of Series B Stock represented by this certificate into a like number of shares of Series A Stock to be registered in the name of the undersigned (any balance of shares not converted hereby will be returned to the undersigned as shares of Series B Stock).

Dated	Signature

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between the Corporation and the Rights Agent, dated as of January 11, 2008, as amended or supplemented from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, Rights beneficially owned by Acquiring Persons (as defined in the Rights Agreement) may become null and void.